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                                                                    EXHIBIT 99.1


                              DELTA AIR LINES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                        (IN MILLIONS, EXCEPT SHARE DATA)


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
                                                                          THREE MONTHS ENDED
                                                                             SEPTEMBER 30
                                                                  ------------------------------------
                                                                      2000                   1999
                                                                  -------------          -------------
OPERATING REVENUES:

      Passenger                                                   $       4,050           $       3,593

      Cargo                                                                 141                     140

      Other, net                                                            154                      96
                                                                  -------------           -------------

      Total operating revenues                                            4,345                   3,829

OPERATING EXPENSES:

      Salaries and related costs                                          1,514                   1,306

      Aircraft fuel                                                         533                     367

      Depreciation and amortization                                         281                     263

      Other selling expenses                                                190                     160

      Passenger commissions                                                 164                     203

      Contracted services                                                   239                     213

      Landing fees and other rents                                          199                     180

      Aircraft rent                                                         183                     154

      Aircraft maintenance materials and outside repairs                    184                     166

      Passenger service                                                     134                     133

      Asset writedowns and other special charges                             22                     149

      Other                                                                 192                     199
                                                                  -------------           -------------

      Total operating expenses                                            3,835                   3,493
                                                                  -------------           -------------


OPERATING INCOME                                                            510                     336
                                                                  -------------           -------------
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
OTHER INCOME (EXPENSE):

      Interest income (expense), net                                        (64)                    (33)

      Gains from the sale of investments                                     --                     252

      Miscellaneous income (expense), net                                   (54)                     14
                                                                  -------------           -------------

                                                                           (118)                    233
                                                                  -------------           -------------


INCOME BEFORE INCOME TAXES                                                  392                     569


INCOME TAXES PROVIDED, NET                                                 (159)                   (225)
                                                                  -------------           -------------

NET INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
      IN ACCOUNTING PRINCIPLE
                                                                            233                     344

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
      PRINCIPLE, NET OF TAX
                                                                           (100)                    (66)
                                                                  -------------           -------------


NET INCOME                                                                  133                     278


PREFERRED STOCK DIVIDENDS                                                    (4)                     (3)
                                                                  -------------           -------------

NET INCOME AVAILABLE TO COMMON SHAREOWNERS                        $         129           $         275
                                                                  =============           =============
BASIC EARNINGS PER SHARE BEFORE CUMULATIVE
      EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                    $        1.86           $        2.47
                                                                  =============           =============

BASIC EARNINGS PER SHARE                                          $        1.05           $        1.99
                                                                  =============           =============

DILUTED EARNINGS PER SHARE BEFORE CUMULATIVE
      EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                    $        1.77           $        2.33
                                                                  =============           =============

DILUTED EARNINGS PER SHARE                                        $        1.01           $        1.88
                                                                  =============           =============

WEIGHTED AVERAGE SHARES USED IN
      PER SHARE COMPUTATION:

      Basic                                                         122,925,632             138,300,991

      Diluted                                                       130,531,655             147,360,186


DIVIDENDS PER COMMON SHARE                                        $       0.025           $       0.025
                                                                  =============           =============

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